UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

Helix Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39630	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(857) 702-0370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	HLXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 31, 2022, Helix Acquisition Corp., (“Helix” or the “Company” and, to be renamed “MoonLake Immunotherapeutics”) convened an extraordinary general meeting of its shareholders (the “Extraordinary General Meeting”) to approve, among other things, the previously announced business combination of Helix and MoonLake Immunotherapeutics AG (the “Business Combination”). As of the close of business on January 7, 2022, the record date for the Extraordinary General Meeting, there were approximately 11,930,000 class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), and 2,875,000 class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), outstanding. At the Extraordinary General Meeting, a total of 12,048,085 (approximately 81%) of the Company’s issued and outstanding ordinary shares held of record as of January 7, 2022, were present either in person or by proxy, which constituted a quorum. The shareholders voted on the following proposals at the Extraordinary General Meeting. Detailed descriptions of each proposal are included in the Company’s definitive proxy statement and revised definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2022 and March 4, 2022, respectively, and mailed to Helix’s shareholders on or about the same dates (collectively, the “Proxy Statement”).

1.	The Business Combination Proposal, as an ordinary resolution, to approve the Business Combination Agreement, dated as of October 4, 2021, by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake”), certain securityholders of MoonLake (the “ML Parties”), and the other parties thereto, and approve the transactions contemplated by the Business Combination Agreement (the “Business Combination”). The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,498,788	549,286	11

Prior to the Extraordinary General Meeting, holders of 8,080,845 Class A Ordinary Shares sold in Helix’s initial public offering exercised their rights to redeem those shares for cash at a redemption price of approximately $10.00444 per share, or an aggregate of approximately $80.8 million.

2.	Binding Organizational Documents Proposals, to approve the amendment and restatement of the existing memorandum and articles of association of Helix (the “Existing MAA”), as follows:

A.	Binding Organizational Documents Proposal A, as an ordinary resolution, to approve, assuming the Business Combination Proposal is approved, the change in authorized share capital of Helix, from US$55,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 preference shares, to US$65,500 divided into 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, 100,000,000 Class C Ordinary Shares, and 5,000,000 preference shares by the creation of an additional 100,000,000 Class C Ordinary Shares with a par value of US$0.0001 each. The Binding Organizational Documents Proposal A was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,963,884	1,082,190	2,011

B.	Binding Organizational Documents Proposal B, as a special resolution, to approve, assuming the Business Combination Proposal is approved, the change in Helix’s name, from “Helix Acquisition Corp.” to “MoonLake Immunotherapeutics.” The Binding Organizational Documents Proposal B was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,498,788	549,286	11

C.	Binding Organizational Documents Proposal C, as a special resolution, to approve, assuming the Business Combination Proposal is approved, the adoption of the second amended and restated memorandum and articles of association of the Company (the “Proposed MAA”). The Binding Organizational Documents Proposal C was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,496,788	549,286	2,011

3.	The Advisory Organizational Documents Proposals, to approve, on a non-binding advisory basis, certain governance provisions in the Proposed MAA, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals:

A.	Advisory Organizational Documents Proposal A, as an ordinary resolution, to approve, assuming Binding Organizational Documents Proposal A is approved, an amendment to the Existing MAA to provide for an increase in the authorized share capital from US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each to US$65,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, 100,000,000 Class C Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, to reflect the establishment of the Class C Ordinary Share class. The Advisory Organizational Documents Proposal A was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,963,884	1,082,190	2,011

B.	Advisory Organizational Documents Proposal B, as an ordinary resolution, to approve, assuming Binding Organizational Documents Proposal A is approved, an amendment to the Existing MAA to provide (i) for the rights attaching to Class A Ordinary Shares and Class C Ordinary Shares, (ii) that Class C Ordinary Shares may be transferred only as set out in the amended and restated shareholders’ agreement to be entered by Helix, MoonLake and each ML Party at the closing of the Business Combination (the “Closing”) (the “A&R Shareholders’ Agreement”) to be in effect following the Closing, and (iii) for restrictions on certain share adjustments (capitalizations, share subdivisions, share consolidations, reclassifications and recapitalizations) with respect to the issuance of Class C Ordinary Shares. The Advisory Organizational Documents Proposal B was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,963,769	549,286	535,030

C.	Advisory Organizational Documents Proposal C, as an ordinary resolution, to require the consent of a class of shares, voting separately, for any variation of the rights of such class instead of the board of directors’ ability to vary class rights without consent from shareholders of a class where the board of directors considered the variation would not have a material adverse effect on such rights. The Advisory Organizational Documents Proposal C was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,965,884	549,286	532,915

D.	Advisory Organizational Documents Proposal D, as an ordinary resolution, to remove the ability of the board of directors to remove one of their members for cause. The Advisory Organizational Documents Proposal D was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,304,173	1,742,401	1,511

E.	Advisory Organizational Documents Proposal E, as an ordinary resolution, for an extended notice period for shareholders to nominate a director without a timely public announcement. The Advisory Organizational Documents Proposal E was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
9,556,945	2,491,129	11

F.	Advisory Organizational Documents Proposal F, as an ordinary resolution, for restrictions on the ability of non-employee directors to pursue certain business opportunities wherein the Company retains its interest in any opportunity offered to any non-employee director if such opportunity is expressly offered to such non-employee director solely in his or her capacity as a director. The Advisory Organizational Documents Proposal F was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,498,673	549,286	126

G.	Advisory Organizational Documents Proposal G, as an ordinary resolution, for the elimination of the minimum shareholder requirement in general meeting proposals and director nomination provisions. The Advisory Organizational Documents Proposal G was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
10,749,830	1,298,244	11

H.	Advisory Organizational Documents Proposal H, as an ordinary resolution, for certain additional changes, including, among other things (i) removing terms providing for the automatic conversion of Class B Ordinary Shares to Class A Ordinary Shares in connection with consummation of an initial business combination; (ii) removing shareholder redemption provisions; (iii) removing the limitation on paying cash remuneration to directors prior to the consummation of an initial business combination; (iv) removing the right of holders of Class B Ordinary Shares to appoint and remove directors and the protective amendment threshold prior to the consummation of an initial business combination and instead requiring a special resolution to remove any director; (v) removing weighted voting for a special resolution to approve a transfer out by way of continuation; (vi) removing an additional requirement, prior to the consummation of an initial business combination, for an amending special resolution to be supported by an affirmative vote of a simple majority of Class B Ordinary Shares or any amendment to the relevant article; and (vii) removing certain defined terms relevant to when the Company was a special purpose acquisition company, all of such terms being relevant only to a company operating as a special purpose acquisition company and which our board of directors believes are necessary to adequately address the needs of the post-business combination company. The Advisory Organizational Documents Proposal H was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,496,788	549,286	2,011

4.	The Nasdaq Proposal, as an ordinary resolution, to approve, for the purpose of complying with the applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), (i) the issuance of Class A Ordinary Shares to Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. (collectively, the “BVF Shareholders”) and Class C Ordinary Shares to the ML Parties (other than the BVF Shareholders), including the Class A Ordinary Shares issuable upon the exchange of MoonLake Common Shares and simultaneous surrender of Class C Ordinary Shares by such ML Parties, pursuant to the terms of the Business Combination Agreement, Investment Agreement, and the A&R Shareholders’ Agreement, and (ii) the issuance of Class A Ordinary Shares to the investors party to the Subscription Agreements entered into concurrently with the execution of the Business Combination Agreement, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing. The Nasdaq Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,498,684	549,286	115

5.	The Incentive Plan Proposal, as an ordinary resolution, to approve the MoonLake Immunotherapeutics 2022 Equity Incentive Plan. The Incentive Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
12,040,279	5,806	2,000

As there were sufficient votes at the time of the Extraordinary Meeting to approve each of the above Proposals, the “Adjournment Proposal” described in the Proxy Statement is not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helix Acquisition Corp.

Date: March 31, 2022	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Chief Executive Officer

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